                         AMENDED AND RESTATED AGREEMENT



     THIS AMENDED AND RESTATED AGREEMENT ("Agreement") made as of this 31st day of January, 1995, by and between RICHLAND PROPERTIES, INC., a Delaware corporation (the "Mortgagor") and NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter, together with its successors and assigns, referred to as "Holder").

                                R E C I T A L S:

     A. On December 13, 1990, Holder entered into an Additional Interest Agreement (the "Original Agreement") with H.O. Associates, Ltd. (the "Original Mortgagor") with respect to a property located in Tampa, Florida more particularly described in Schedule A (the "Land") and a multifamily housing project to be constructed on the Land (the land and such project being collectively the "Project").

     B. The Original Mortgagor constructed the Project through a construction and permanent mortgage loan in the principal amount of $13,154,200.00 (the "Loan") made to the Original Mortgagor by Related Mortgage Corporation (together with its successors and assigns as holder of the Loan) (the "Coinsuring Lender");

     C. The Loan was evidenced by a Mortgage Note (the "Original Note") executed by the Original Mortgagor in favor of the Coinsuring Lender, and which Original Note was (i) secured by a first Mortgage (the "Original Mortgage") on the Project, and


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(ii) coinsured by the United Stated Department of Housing and Urban Development
("HUD") under Section 221(d)(4) pursuant to Section 244 of the National Housing Act, as amended;

     D. The Coinsuring Lender financed the Loan through the issuance by the Coinsuring Lender of fully-modified mortgage-backed pass-through construction loan certificates ("CLCs") guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association and, upon the redemption of such CLCs, a fully-modified mortgage-backed pass-through permanent loan certificate ("PLC") guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association, which PLC was backed by the Loan (the CLCs and PLC are sometimes hereinafter referred to as the "Original GNMA Certificates");

     E. The Coinsuring Lender obtained funding for the Loan through the issuance of the Original GNMA Certificates to Holder. The interest rate on the Note and, correspondingly, on the Original GNMA Certificates, were at rates below those for comparable loans advanced and comparable securities issued, at the time the Original Note was made.

     F. To induce the Coinsuring Lender to issue the Original GNMA Certificates at a rate below those available in the market for GNMA securities at the time of their issuance and to induce the Holder to acquire said Original GNMA Certificates at that below-market rate, the Original Mortgagor agreed to provide to the Holder certain other additional interest not set forth in the


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Original Note or Original Mortgage as provided in the Original Agreement.

     G. Holder, pursuant to a separate letter agreement dated as of June 22, 1994 with the Original Mortgagor (the "Letter Agreement"), has agreed to accept certain sums payable out of the proceeds of the sale of the Project to the Mortgagor and the performance of the Original Mortgagor undertakings under the Letter Agreement in satisfaction of all Additional Interest due under the Original Agreement;

     H. The Mortgagor has agreed to purchase the Project from the Original Mortgagor upon certain conditions including, but not limited to, the condition that the Loan be modified to, among other things, reduce the interest rate to 7.875% per annum and that the Original Agreement and the documents securing the Original Agreement be modified in certain respects.

     I. The Original Mortgagor and the Coinsuring Lender have agreed to modify the Original Note and the Original Mortgage pursuant to, among other documents, a Modification of the Mortgage Note and Modification of the Mortgage and the Mortgagor has agreed to assume the Loan as so modified.

     J. Modification of the Loan requires the agreement of the Holder to the reduction in interest rate and other modifications and the agreement of the Holder to relinquish the Original GNMA Certificates and accept in substitution therefor a new GNMA mortgage backed security bearing interest at the rate of 7.625% per annum (the "New GNMA Certificate").


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     K. Holder has further agreed to a reduction of the interest rate on the
Loan and the other modifications to the Loan and the substitution of the New GNMA Certificate for the Original GNMA Certificates in express reliance upon and in consideration of the right of Holder to call the Loan due and payable in ten
(10) years as more particularly provided herein and the covenants and undertakings of Borrower contained herein and in the documents securing this Agreement.

   NOW, THEREFORE, in consideration of the foregoing, of the Loan, as modified, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to the requirements of the Secretary of Housing and Urban Development as specified in Section 8 hereof, the Mortgagor and the Holder hereby amend and restate the Original Agreement in its entirety and agree as follows:

                             SECTION 1. DEFINITIONS.

     Unless otherwise defined in this Agreement, the captioned terms herein shall have the respective meanings set forth below:

          (a) "ACCELERATED MATURITY DATE" shall mean the date to which the Maturity Date has been accelerated pursuant to the provisions of Section 5(A).

          (b) "ADDITIONAL INTEREST" shall mean and include "Shared Income Interest" and "Shared Appreciation Interest," as such terms were defined in
Section 2 of the Original Agreement.

          (c) "AGREEMENT" shall mean this Amended and Restated Agreement.


                                        4


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          (d) "COINSURANCE COVERAGE" shall refer to that certain insurance coverage provided to the Holder of the Note by the Coinsuring Lender and the United States Department of Housing and Urban Development, acting by and through the Federal Housing Commissioner, in accordance with Section 207 pursuant to Sections 221(d)(4) pursuant to Section 244 of the National Housing Act, as amended and the applicable regulations promulgated thereunder, which insurance coverage is evidenced by the endorsement on the Note by the Federal Housing Commissioner.

          (e) "COLLATERAL" shall mean that real and personal property in which a security interest has been granted to the Holder in accordance with Section 3 of this Agreement.

          (f)  "DEFAULT" shall mean any of the following:

               (1) the Mortgagor shall fail to pay when due any installment of principal, interest or other amount due under the Note or Mortgage or there is otherwise a default under any of the Loan Documents, monetary or non-monetary, and such failure to pay or default shall continue beyond any applicable grace period contained in the Note, Mortgage or Loan Documents or any documents executed in connection therewith, as applicable;

               (2) the Mortgagor shall fail to pay the Outstanding Indebtedness as and when required pursuant to Section 5 hereof or otherwise fail to observe or perform any covenant or any other agreement or obligation to be observed or performed by it under Section 11 hereof, and such failure to observe and perform under Section 11 hereof shall continue for thirty (30)


                                        5


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days after notice thereof from the Holder (or such other grace period as may be provided for in any applicable document);

               (3) the Mortgagor shall voluntarily seek liquidation or reorganization under the United States Bankruptcy Code, as amended from time to time, or consent to the institution of any involuntary petition thereunder against it; or file a petition, answer or consent or otherwise institute any similar proceeding under any other applicable federal or state law; or apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar power; or make an assignment for the benefit of creditors; or admit in writing its inability to pay its indebtedness generally as it becomes due; or if an involuntary petition shall be commenced seeking the liquidation or reorganization of the Mortgagor under the United States Code or any similar proceeding shall be commenced under any other applicable federal, state or provincial law and (a) the petition commencing the involuntary action is not timely controverted, (b) the petition commencing the involuntary action is not dismissed within sixty (60) days of its filing, (c) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of Mortgagor, or (d) an order for relief shall have been issued or entered therein, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar power for

Mortgagor or for all or a part of its property, shall have been entered; or any similar relief shall be granted under any applicable federal or state law.

          (g) "HUD" shall mean the United States Department of Housing and Urban Development, including the Secretary of Housing and Urban Development of the United States or the authorized representative of such Secretary.

          (h) "INITIAL ENDORSEMENT" shall mean the initial endorsement of the Loan for coinsurance by the Secretary of Housing and Urban Development under
Section 221(d)(4) pursuant to Section 244 of the National Housing Act.

          (i) "Loan" shall mean the mortgage loan to the Mortgagor from the Coinsuring Lender in the original principal amount of $13,154,200.00 evidenced by the Note and secured by the Mortgage.

          (j) "LOAN DOCUMENTS" shall mean, collectively, the Note, the Mortgage, together with all other documents by and between the Mortgagor and the Coinsuring Lender evidencing or securing the Loan. "Loan Documents" does not include this Agreement or any other document required solely by virtue of this Agreement.

          (k) "MATURITY DATE" shall mean the maturity date of the Loan, May 1, 2032.

          (l) "MORTGAGE" shall mean that certain mortgage from the Original Mortgagor granting a first lien on the Project for the benefit of the Coinsuring Lender and securing the repayment


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


of the Note, as amended by that certain Modification of Mortgage between the Original Mortgagor and Coinsuring Lender of even date herewith.

          (m) "NOTE" shall mean the promissory note of the Original Mortgagor given to the Coinsuring Lender to evidence the Loan, as amended by a Modification of Mortgage Note between the Original Mortgagor and the Coinsuring Lender of even date herewith.

          (n) "OUTSTANDING INDEBTEDNESS" shall mean:

               (1) the unpaid principal balance of the Loan and all accrued and unpaid interest thereon;

               (2) any and all other sums then due and owing by the Mortgagor to the Coinsuring Lender in accordance with the Note and Mortgage, including, without limitation, (a) all late charges and any applicable premiums and fees,
(b) all amounts which the Coinsuring Lender may have advanced to pay obligations of the Mortgagor under the Mortgage (including, without limitation, insurance premiums, taxes, costs of maintenance and repair of the Project, title costs, filing fees and charges, and attorneys fees), together with interest thereon at the rate stipulated in the Note, and (c) all insurance proceeds or condemnation awards to which the Coinsuring Lender shall then be entitled; and
               (3) all amounts then due and owing by the Mortgagor to the Holder for attorney fees, court costs or other charges in accordance with this Agreement.


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


          (o) "PROJECT" shall mean that multi-family rental apartment complex commonly known as Highland Oaks Apartments, located in Tampa, Florida, containing 272 units and which complex is identified by the Coinsuring Lender as FHA Project No. 067-36672.

          (p) "REGULATORY AGREEMENT" shall mean that agreement regulating the use and operation of the Project executed by and between the Mortgagor and Coinsuring Lender dated of even date herewith; it being understood and agreed that in the event Coinsurance Coverage is terminated pursuant to Section 5(C) hereof, the Regulatory Agreement shall continue in full force and effect with Holder assuming all rights, but not obligations, arising thereunder.

          (q) "SUBORDINATED MORTGAGE" shall mean that Amended and Restated Subordinated Mortgage from the Mortgagor of even date herewith granting a second lien on the Project for the benefit of the Holder and securing the obligations arising under this Agreement.

          (r) "TPA" shall mean a Transfer of Physical Assets, as that term is used in the regulations and administrative requirements of HUD relating to projects financed by coinsured mortgage loans.


                     SECTION 2. RESTATEMENT OF OBLIGATIONS.

     The parties acknowledge and agree that this Agreement amends and restates and supersedes the Original Agreement in its entirety and that the Mortgagor is not assuming any of the


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


Original Mortgagor's obligations under the Original Agreement or any other agreement between the Holder and the Original Mortgagor. Mortgagor's obligations to Holder are embodied in this Agreement, the Subordinated Mortgage and in other express written agreements or undertakings of the Mortgagor with or to Holder. Without limiting the foregoing, Mortgagor shall have no obligation to pay any Additional Interest to Holder or to pay any documentary stamps or intangible tax on the subordinated mortgage executed by the Original Mortgagor securing the Original Agreement or the Subordinated Mortgage.


                      SECTION 3. SECURITY FOR OBLIGATIONS.

     A. As security for the performance of its obligations set forth in this Agreement, the Mortgagor, subject to any prior rights of the Coinsuring Lender:
(i) has granted, of even date herewith, to the Holder, its successors and assigns the Subordinated Mortgage in a form appropriate for recordation, securing the obligations of Mortgagor as set forth in this Agreement, which Subordinated Mortgage is subordinate and subject only to the Mortgage; and (ii) hereby grants to the Holder, its successors and assigns, a second lien security interest in tangible Project personal property more particularly described in Schedule B attached hereto.

     B. The Mortgagor and the Holder agree that this Agreement shall be and does constitute a "Security Agreement", as that term is defined in the version of the Uniform Commercial Code in effect in the State of Florida or any other applicable jurisdiction, with respect to the security interests granted in subparagraphs
(i) and (ii) of paragraph A of this Section. The Mortgagor, upon request of the Holder, will execute such financing statements, notices of lien, notices of assignment, and continuations or amendments to any of the foregoing and other documents (and pay the costs reasonably deemed necessary by the Holder) and do such other acts and things, all as the Holder may from time to time reasonably request in order to establish and maintain a valid security interest in the Collateral provided for hereunder in order to secure the payment of the obligations and liabilities of Mortgagor to the Holder hereunder. The provisions hereof are in addition to, and not in derogation of, the Subordinated Mortgage.

     C. The Mortgagor will reimburse the Holder for all expenses, including reasonable attorneys' fees and disbursements, incurred by the Holder in seeking to collect any sums due hereunder or enforce any rights hereunder in the case of Default.


                       SECTION 4. [THIS SECTION RESERVED].


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


         SECTION 5. ACCELERATION OF MATURITY DATE: REMEDIES ON DEFAULT.

     A. On or after the tenth (10th) anniversary date of the date of this Agreement, the Holder, upon at least six (6) calendar months' prior notice to Mortgagor of Holder's intention, may accelerate, in its sole discretion, the Maturity Date of the Loan to a date specified in said written notice. In such event, the Holder and, if applicable, the Coinsuring Lender (subject to Section 5(C)) may demand that Mortgagor pay over on the Accelerated Maturity Date all of the Outstanding Indebtedness.

     B. In the event that the Holder elects to accelerate the maturity date of all of the Outstanding Indebtedness (subject to the additional requirements in connection with an acceleration of the Note and Mortgage set forth in Section 5(C)):

          (1) The Holder shall require the Coinsuring Lender to declare all sums due under the Mortgage and the Note to be immediately due and payable on the Accelerated Maturity Date.

          (2) If the Mortgagor fails to pay the Outstanding Indebtedness which has been accelerated pursuant to this Section 5 on the Accelerated Maturity Date, such failure shall constitute a Default under this Agreement.

          (3) Failure to pay such Outstanding Indebtedness which has been accelerated on the Accelerated Maturity Date as required hereunder shall entitle the Holder, at its option, to do any one or more of the following, subject only to the provisions contained in Section 5(C) hereof:

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               (a) foreclose upon the Note and the Mortgage, if they have been accelerated pursuant to the terms hereof; or

               (b) avail itself of any one or all of the remedies provided in this Agreement or in any security agreement referred to in this Agreement or the Subordinated Mortgage or by law with respect to the Collateral or otherwise, including, without limitation, to foreclose upon the Collateral and to retain, dispose of or sell the Collateral and/or the proceeds thereof to pay all amounts due to the Holder hereunder; or

               (c) exercise any and all other remedies available to it at law or in equity.

     C. In the event that the Holder elects to accelerate the maturity date of the Note and Mortgage under Section 5(B), the Coinsuring Lender shall deliver a notice of acceleration of such maturity date to Mortgagor on such terms and conditions as Holder may require consistent with the Coinsuring Lender/Holder Agreement (as hereinafter defined), provided that, unless otherwise required or agreed by HUD and the Coinsuring Lender, the Coinsurance Contract must be terminated on or before the Accelerated Maturity Date set forth in such notice and that, in connection with such termination, the Coinsuring Lender must first, at the direction of the Holder, take such steps as are required of it under that certain Amended and Restated Agreement between the Coinsuring Lender and Holder ("Coinsuring Lender/Holder Agreement") of even date herewith to: (a) cancel the New GNMA Certificate; (b) terminate the Mortgage Coinsurance

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Coverage by completing Form HUD-9807 (Request for Termination of Multifamily
Mortgage Insurance) or such other forms as shall then be required by HUD to effect such termination (which forms shall also be executed by the Mortgagor); and (c) assign the Note and Mortgage to the Holder in accordance with the Coinsuring Lender/Holder Agreement. Upon assignment of the Note and Mortgage to Holder, both the Note and Mortgage shall be amended to provide that a Default under this Agreement is a default under the Note and Mortgage. In accordance with Section 11 hereof Mortgagor grants to the Holder an irrevocable and unconditional power of attorney coupled with an interest to execute Form HUD-9807 or other appropriate documents for and on behalf of Mortgagor in such instance to cancel Coinsurance Coverage. The election of the Holder to accelerate the Maturity Date pursuant to the foregoing provision shall not affect the outstanding balance of principal and interest under the Note and the Holder may not enforce an acceleration of the Note and a foreclosure on the Mortgage unless and until the Coinsurance Coverage is terminated by the Coinsuring Lender as provided in this Section 5(C) unless otherwise required or agreed by HUD and the Coinsuring Lender; provided however that the Coinsuring Lender shall deliver the aforementioned notice of acceleration, at Holder's direction, on the terms and conditions set forth above. Any assignment of the Holder's interest in this Agreement under Section 12(N) shall be subject to this continuing obligation of the Coinsuring Lender unless the Coinsurance Coverage has been

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cancelled. In the event the Coinsurance Coverage is terminated in accordance herewith, all rights (but not obligations) of HUD and the Coinsuring Lender shall be assigned to Holder and all Loan Documents shall be assigned to Holder.

     D. In addition to the foregoing, the Holder may accelerate the Maturity Date of all or a portion of the Outstanding Indebtedness in accordance with and subject to the terms and conditions set forth in Sections 5(B) and 5(C) or exercise other remedies available under the Subordinate Mortgage or at law or in equity at any time upon an event of Default hereunder which is not cured within any applicable grace period.

     E. In pursuing any of the options set forth in this Section 5, the Holder and the Coinsuring Lender shall comply with any applicable HUD rules, regulations, procedures and requirements to the extent applicable, including, without limitation, any applicable TPA requirements. Notwithstanding anything contained herein to the contrary, Holder shall have the right to cancel the Coinsurance Coverage in its sole discretion subject to compliance with the terms and conditions set forth herein, in which event Holder shall become assignee of all rights of the Coinsuring Lender.

     F. The Holder, at any time or from time to time, including after a notice of acceleration of the Maturity Date as provided herein, may elect to extend the Maturity Date by giving written notice of such election to Mortgagor.

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     G. All rights and remedies of Holder provided for herein upon an event of
Default hereunder, which include, without limitation, direction to the Coinsuring Lender to require immediate prepayment of the Loan and action in law against the Mortgagor, shall be cumulative one to another, and shall not be in derogation of any other legal or equitable rights or remedies of Holder.


                        SECTION 6. COINSURANCE COVERAGE.

     A. If the Holder has caused the Coinsuring Lender to cancel the Coinsurance Coverage pursuant to Section 5(C) above, the Coinsuring Lender shall first cancel the New GNMA Certificate in accordance with GNMA requirements and then terminate the Coinsurance Coverage in accordance with the requirements of HUD.

          (1) The Mortgagor, in accordance with Section 11 of this Agreement, has given to the Holder a Consent and Power of Attorney in order to effect a termination of the Coinsurance Coverage.

          (2) As more specifically provided for in Section 11, the Mortgagor hereby consents to such termination of the Coinsurance Coverage, and the Holder hereby is empowered to take such actions, if any, required on behalf of the Mortgagor as its attorney-in-fact coupled with an interest, to terminate the Coinsurance Coverage in such event, subject to the responsibilities of the Coinsuring Lender.

     B.   Immediately upon cancellation of the Coinsurance
Coverage, the Note and Mortgage shall be assigned to the Holder

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by the Coinsuring Lender and all of the obligations of the Mortgagor pursuant to this Agreement shall be deemed automatically to be inserted into and become a part of the Note and the Mortgage as of the cancellation of Coinsurance Coverage and to be secured by the Mortgage from and after such date to the same extent as if such obligations were an original part of the Note and, the Mortgage; it being further agreed that all rights (but not obligations) of HUD and the Coinsuring Lender shall be assigned to Holder and all other Loan Documents, including but not limited to the Regulatory Agreement, shall be assigned to Holder and all references to HUD or the Coinsuring Lender shall be deemed to refer to Holder.

     C. In the event the Coinsurance Coverage has been cancelled, Mortgagor hereby agrees to continue to pay monthly to the Holder, for so long as any amounts remain outstanding under the Note and the Mortgage, in addition to all other amounts becoming due thereunder, an amount equal to the monthly mortgage insurance premium previously paid to the Coinsuring Lender and HUD as an additional fee under this Agreement.


                        SECTION 7. MORTGAGE PRESERVATION.

     If the Holder does not elect to accelerate the Maturity Date, or if the Coinsuring Lender does not cancel the New GNMA Certificate(s) and terminate the Coinsurance Coverage, then all of the Holder's rights and remedies under this Agreement shall remain in full force and effect. So long as no merger of title occurs under state law, the Holder or its assigns may continue to

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exercise and maintain all of its rights hereunder even if the ownership interests of the Mortgagor may have been acquired pursuant to a Default hereunder.

                                   SECTION 8.

         REQUIREMENTS OF THE SECRETARY OF HOUSING AND URBAN DEVELOPMENT.

     A. The undertakings and obligations of Mortgagor hereunder are separate and independent from its undertakings and obligations under the Note, the Mortgage and the Regulatory Agreement. So long as the Coinsurance Coverage remains in force, no default or breach of warranty or covenant by Mortgagor under this Agreement shall constitute a default under the Note and/or Mortgage or give rise to any claim under or in respect to the Coinsurance Coverage unless such default also constitutes a default or breach of warranty or covenant under the Note, Mortgage or other Loan Documents. In no event shall the Holder, its successors or assigns be entitled to seek recovery of any coinsurance benefits or seek other remedies against the Secretary of Housing and Urban Development with respect to any sums due under this Agreement.

     B. So long as the Secretary of Housing and Urban Development or his successor or assignee, is the coinsurer of the Note, Mortgagor shall have no obligation to make any payments hereunder other than from (i) distributable Surplus Cash (as that term is defined in the Regulatory Agreement referred to and incorporated in the Mortgage) to the extent permitted by the Regulatory Agreement, and (ii) capital contributions of its stockholders, net proceeds of sale, proceeds of refinancing or other funds or assets of Mortgagor whose distribution is not restricted by the terms of the Regulatory Agreement. Nothing contained herein is intended to relieve or modify the obligations of Mortgagor to pay any and all sums due on or under the terms of the Note, the Mortgage and the Regulatory Agreement nor is it intended to limit the remedies of the Holder set forth in this Agreement, including without limitation, Section 5 hereof, upon Default in the collection of Surplus Cash or unrestricted cash.

     C. Nothing herein is intended to alter or conflict with the terms, conditions, and provisions of the HUD regulations, handbooks, administrative requirements, and lender notices in effect at the time of Initial Endorsement of the Note for coinsurance by HUD, or the documents required to be executed by the Mortgagor in connection with the Initial Endorsement of the Note for coinsurance by HUD; and to the extent that they do so, the HUD regulations handbooks, administrative requirements, lender notices and documents shall control, and this Agreement shall be amended or deemed amended so as not to alter or conflict with the aforesaid regulations, handbooks, administrative requirements, notices or documents.

     D. The provisions of this Section 8 shall automatically terminate and be of no further force or effect upon cancellation or termination of the Coinsurance Coverage with respect to the Note.


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     E. No right or remedy of the Holder contained herein shall be in derogation of any grace period or right to cure which Mortgagor may have under the Note. Mortgage or any other Loan Documents.

     F. Holder may not disapprove or impede a HUD TPA that has been approved by the Coinsuring Lender or HUD to protect the interests of HUD's insurance funds.


                     SECTION 9. WAIVER OF PREPAYMENT CHARGE.

     If the Holder has elected to accelerate the Maturity Date of the Note and Mortgage pursuant to Section 5 and the Mortgagor thereafter timely pays the Loan in full on or prior to the Accelerated Maturity Date without action having been taken by the Holder to foreclose or otherwise exercise remedies by reason of the Mortgagor's failure to timely pay the Loan, the Holder agrees to waive the one percent (1%) prepayment charge provided in the Note. The Holder agrees to provide appropriate notice and instructions to the Coinsuring Lender to confirm such waiver upon such timely payment of the Loan.

                   SECTION 10. REPRESENTATIONS AND WARRANTIES.

     The Mortgagor hereby represents and warrants as of the date of execution of this Agreement, which representations and warranties shall survive the execution of this Agreement and closing of the Loan:

     A. The Mortgagor is the lawful owner of the Collateral;

     B. The Mortgagor has full power and authority to execute this Agreement and to perform the obligations hereunder and to subject the Collateral to the security interest granted hereunder;

     C. The execution, delivery and performance of this Agreement by the Mortgagor will not result in the violation of the Mortgagor's organizational documents or bylaws, any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which the Mortgagor is subject or is bound.

     D. To the best of Mortgagor's knowledge, there is no litigation now pending or threatened by or against the Mortgagor which, if adversely decided, would materially impair the ability of the Mortgagor to pay and perform its obligations.

                         SECTION 11. POWER OF ATTORNEY.

     In order for the Holder to undertake certain rights and remedies to which it is entitled under this Agreement, the Coinsurance Coverage must be cancelled. Under HUD regulation 24 C.F.R. Section 255.813(a)(5), the Mortgagor and the Coinsuring Lender must jointly request the termination of the Coinsurance Coverage in the event the parties should desire to cancel any insurance benefits thereunder even in the event the cancellation results from an acceleration of the Maturity Date.

     The parties therefore mutually agree and the Mortgagor hereby consents to the appointment of the Holder (its successors and assigns) as the Mortgagor's true and lawful attorney-in-fact for the purpose of cancelling the Coinsurance Coverage solely at the request and direction of the Holder, its successors or as provided for under this Agreement.

     The Mortgagor agrees to execute any and all documents, at the request of the Holder, which the Holder, in its reasonable discretion, deems necessary or appropriate to cancel the Coinsurance Coverage including a separate document which may be in a different form but which may be required by local law to create a valid power of attorney.

     The Mortgagor has made, constituted and appointed, and by these presents does make, constitute and appoint the Holder, its successors and assigns, its true and lawful attorney-in-fact, in its name or otherwise to do any and all acts and to execute any and all documents which may be necessary or, in the reasonable opinion of the Holder, desirable to effect the termination of the Coinsurance Coverage. This Power of Attorney is irrevocable, coupled with an interest and is given with full power of substitution, and the Mortgagor hereby ratifies and confirms all that the Holder or substitute shall lawfully do or cause to be done by virtue hereof.

     This Power of Attorney shall remain in full force and effect until this Agreement is paid in full in current funds and all obligations arising hereunder are otherwise satisfied in all respects.


                         SECTION 12. GENERAL PROVISIONS.

     A. Amounts payable pursuant to this Agreement shall be payable to Holder at the same address as notices are to be


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delivered or at such other place as the Holder may designate in writing.

     B. The failure of the Holder to exercise its option for acceleration of maturity, foreclosure, or either, following any Default as aforesaid or to exercise any other option granted to it hereunder or the acceptance by the Holder of partial payments or partial performance, shall not constitute a waiver of any such Default or option but such rights of the Holder shall remain continuously in force. Acceleration of maturity or other rights granted to the Holder hereunder, once claimed hereunder by the Holder after a Default hereunder, may at its option be rescinded or extended by written notice to that effect. The tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind an acceleration of maturity by the Holder.

     C. If the Outstanding Indebtedness is not paid by Mortgagor as and when required under Section 5, Mortgagor agrees to pay all costs of collection, including but not limited to, court costs and reasonable attorney's fees, whether or not suit is filed thereon.

     D. Mortgagor (i) waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of amounts due hereunder, and every other notice of any kind respecting this Agreement; and (ii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection which would enable its release or discharge from liability hereon, in whole or in part, for any reason other than full and complete payment of all amounts due hereunder; and (iii) expressly agrees that this Agreement, or any payment hereunder, may be extended from time to time in the sole discretion of the Holder without in any way affecting the liability of Mortgagor, its successors and assigns.

     E. In the event that any one or more of the provisions contained herein are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     F. Notwithstanding anything to the contrary herein contained or implied, neither the Coinsuring Lender nor the Holder, by executing this Agreement, the Note or the Mortgage or by any action pursuant thereto, shall be deemed a partner of or joint venturer with the Mortgagor. The relationship between Mortgagor and the Holder created hereunder is solely that of debtor/creditor, and neither party shall hold itself out as a partner, agent or affiliate of the other.

     G. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     H. The rights granted to the Holder in this Agreement are in addition to, and are not in derogation of, any and all rights which the Holder may have under the Loan Documents and otherwise may have to sell, assign or transfer the New GNMA Certificate.

     I. From time to time, the Mortgagor and Holder shall furnish to each other, upon the reasonable request of the other, an estoppel certificate setting forth any known defaults hereunder or under any of the Loan Documents and the Mortgagor and Holder shall make respective determinations of the total amounts then due to the Holder hereunder. Any such estoppel certificate shall be binding upon the party issuing the estoppel certificate and may be relied upon by the party to whom the estoppel certificate is addressed.

     J. Notwithstanding anything contained herein to the contrary, the Mortgagor agrees, upon the request of the Holder made at any time after the termination of the Coinsurance Coverage, to modify the Mortgage so that the Mortgage will thereafter set forth all of the Holder's rights under this Agreement and the remedies available to the Holder under this Agreement, including, without limitation, the Holder's right to an acceleration.

     K. All notices given pursuant to this Agreement shall be in writing and shall be hand delivered or mailed, registered U.S. Mail, return receipt requested to the parties at the address specified below or to such other address as may be specified by a party upon notice in compliance with this paragraph.

     If to Mortgagor:

     Richland Properties, Inc.
     c/o Newco Management Company
     6320 Canoga Avenue, Suite 1430
     Woodland Hills, CA 91367-2591
     Attn: Vahe M. Melkonian

     If to Holder:

     NYLife Government Mortgage Plus Limited
       Partnership
     c/o NYLife Realty, Inc., as general partner
     51 Madison Avenue, Room 1710
     New York, N.Y. 10010

     with a copy to:

     New York Life Insurance Company
     51 Madison Avenue
     New York, New York 10010
     Attention: Senior Vice President
          Mortgage Finance Department

     L. This Agreement shall be given effect and construed by application of the laws of the State of Florida.

     M. The rights under and interests in this Agreement shall be freely assignable on the part of the Holder so long as the New GNMA Certificate are simultaneously assigned to the same assignee. The Holder shall not be required to assign this Agreement to an assignee which takes an assignment of the GNMA Certificate(s) to which this Agreement relates but any such assignment of this New GNMA Certificate without simultaneous assignment of this Agreement shall operate to automatically terminate this Agreement. It is recognized that the responsibility to actually terminate the Coinsurance Coverage is not assignable by the Coinsuring Lender and at all times will be retained by the Coinsuring Lender. However, the Holder has the right to cause the Coinsurance Coverage to be cancelled by the Coinsuring Lender in accordance with Section 5(C) of this Agreement and this right may be assigned along with the other rights and obligations provided for herein. Whenever the Holder assigns its rights hereunder, the Coinsuring Lender shall acknowledge its responsibilities hereunder to the assignee in said assignment.

     The Coinsuring Lender hereby agrees to take all actions required of it by the Holder to terminate the Coinsurance Coverage in accordance with Section 5(C) and the Coinsuring Lender/Holder Agreement in the event it is directed to do so by an assignee of the Holder of this Agreement and further agrees that this undertaking on its part is intended to survive the assignment of Holder's rights hereunder.

     N. (1) In the event of any Default hereunder, Holder shall have full recourse to the Subordinated Mortgage and to the other Collateral given by Mortgagor to secure the obligations arising hereunder; provided however, that subject to subparagraphs (2) and (3) hereof, the liability and obligations of Mortgagor to perform, observe, pay and make good the monetary obligations or the performance or observance of any of the covenants or other non-monetary obligations of Mortgagor hereunder or under any of the Loan Documents shall not be enforced by any action or proceeding wherein damages or any money judgment shall be sought against Mortgagor or any of its officers, directors or shareholders, except a foreclosure action or other appropriate action or proceeding required to enable Mortgagee to enforce and realize upon the Loan Documents and the mortgage lien, security interest and creditors' rights of any other nature related to the Project or any other real or personal property described in the Loan Documents, but any judgment in any such action or proceeding shall be enforced against Mortgagor only to the extent of Mortgagor's interest in the Mortgaged Property and the other real and personal property which is the subject of the Loan Documents, with Holder precluded from suing for, seeking or demanding a deficiency judgment against Mortgagor or any of its officers, directors or shareholders in any such action or proceeding.

          (2) (a) Notwithstanding anything to the contrary continued in subparagraph (1) hereof, the provisions of subparagraph (1) shall not:

                    (i) impair in any way the mortgage lien of the Subordinated Mortgage and the security interest of this Agreement upon the Project or the right of Holder to collect all monetary obligations in any manner except through pursuit of personal liability of Mortgagor or any of its officers, shareholders or directors;

                    (ii) prevent the failure to pay the outstanding indebtedness as required by Section 5, from constituting a Default;

                    (iii) prejudice the right of Holder as to any covenants and conditions of the Loan Documents excluding rights to recover monetary damages.

               (b) Notwithstanding anything contained in this paragraph N to the contrary, the provisions of subparagraph (1) hereof shall be inapplicable and Mortgagor shall be personally liable and a personal judgment may be sought against Mortgagor or the principals of Mortgagor in the event of any fraud or misrepresentation of Mortgagor with respect to the Loan Documents and/or the consummation of the transaction contemplated by the Loan Documents.

          (3) Nothing in this paragraph N shall be deemed to be a waiver of any right which Holder may have under Sections 506(a), 506(b), 1111(b) or any other provision of Bankruptcy Reform Act of 1978 or any amendments thereto (the "Bankruptcy Act"), to file a claim for the full amount of the debt owing to Holder by Mortgagor or to require that all collateral shall continue to secure all of the monetary and nonmonetary obligations in accordance with the Loan Documents, but the Holder's rights with respect to any such claim shall be subject to the limitations on personal liability contained in subparagraphs (1) and (2).

     O. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

     P. If the Coinsuring Lender acquires title to the Project, following a default, and the contract of coinsurance is in force, all of Holder's rights and benefits hereunder and under the Subordinated Mortgage shall terminate. If the Loan shall be assigned to HUD following a default thereunder, (following its assignment to GNMA), Holder shall assign to HUD its rights and benefits under this Agreement and the Subordinated Mortgage.

     Q. Upon the satisfaction of all obligations arising hereunder the Loan Documents, this Agreement shall cease, terminate, and be absolutely null and void.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   MORTGAGOR:

                                   RICHLAND PROPERTIES, INC.,
                                   a Delaware corporation


                                   By:  /s/ Vahe M. Melkonian
                                      ---------------------------
                                   Name:  Vahe M. Melkonian
                                        -------------------------
                                   Title:  Vice President
                                         ------------------------


                                   HOLDER:

                                   NYLIFE GOVERNMENT MORTGAGE PLUS
                                   LIMITED PARTNERSHIP, a
                                   Massachusetts limited partnership

                                   By:  NYLife Realty, Inc.,
                                        General Partner


                                        By: /s/ Kevin M. Micucci
                                           ----------------------
                                        Name:  Kevin M. Micucci
                                             --------------------
                                        Title:  Vice President
                                              -------------------

     RELATED MORTGAGE CORPORATION hereby consents and agrees to this Amended and Restated Agreement as of the 3lst day of January, 1995 subject to the terms of the Amended and Restated Coinsuring Lender/Holder Agreement between NYLIFE Government Mortgage Plus Limited Partnership and Related Mortgage Corporation of even date. Said Amended and Restated Coinsuring Lender/Holder Agreement shall be controlling as to any interpretation of the obligations or undertakings of Related Mortgage Corporation under this Agreement.


                                             RELATED MORTGAGE CORPORATION


                                             By:  /s/ Bruce H. Brown
                                                  ------------------------
                                             Name:  Bruce H. Brown
                                                  ------------------------
                                             Title:  Vice President
                                                   -----------------------

STATE OF FLORIDA      )
                      ) ss:
COUNTY OF HILLSBOROUGH)


     On this, the 31 day of January, 1995, before me personally appeared Vahe Melkonian, to me known, who, being by me duly sworn, did depose and say, that he/she is the V.P. of Richland Properties, Inc., a Delaware corporation, the corporation described in and which executed the above instrument; that he/she knows the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                        /s/ Sherry Logsdon
                                        ---------------------------
                                             Notary Public

                                             [SEAL]

My Commission expires:
                                             [Notary Stamp]
---------------------



STATE OF FLORIDA      )
                      ) ss:
COUNTY OF HILLSBOROUGH)


     On this, the 31 day of January, 1995, before me personally appeared
Kevin Micucci, to be known, who, being by me duly sworn, did depose and say, that he/she is the V.P. of NYLIFE REALTY, INC., general partner of NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP, a Massachusetts limited partnership, the corporation described in and which executed the above instrument; that he/she knows the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                        /s/ Sherry Logsdon
                                        ---------------------------
                                             Notary Public

                                             [SEAL]


My Commission expires:
                                             [Notary Stamp]
---------------------

STATE OF FLORIDA      )
                      ) ss:
COUNTY OF HILLSBOROUGH)


     On this, the 31 day of January, 1995, before me personally appeared Bruce Brown, to me known, who, being by me duly sworn, did depose and say, that he/she is the V.P. of Related Mortgage Corporation, a Delaware corporation, the corporation described in and which executed the above instrument; that he/she knows the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                        /s/ Sherry Logsdon
                                        ---------------------------
                                             Notary Public

                                             [SEAL]


My Commission expires:
                                             [Notary Stamp]
---------------------

                                   SCHEDULE A


                                LEGAL DESCRIPTION


Parcel 22B, HUNTER'S GREEN, as per map or plat thereof as recorded in Plat Book 69, Page 5, of the Public Records of Hillsborough County, Florida.

                                   SCHEDULE B

                        DESCRIPTION OF PERSONAL PROPERTY


1. All materials now owned or hereafter acquired by the Debtor and intended for construction, reconstruction, alteration and repair of any building, structure or improvement now or hereafter erected or placed on the property described in Exhibit "A" (the "Property"), all of which materials shall be deemed to be included within the Project immediately upon the delivery thereof to the Project.

2. All of the walks, fences, shrubbery, driveways, fixtures, machinery, apparatus, equipment, fittings, and other goods and other personal property of every kind and description whatsoever, now owned or hereafter acquired by the Debtor and attached to or contained in and used or usable in connection with any present or future operation of the Project, including, by way of example rather than of limitation, all lighting, laundry, incinerating and power equipment; all engines, boilers, machines, motors, furnaces, compressors and transformers; all generating equipment; all pumps, tanks, ducts, conduits, wire, switches, electrical equipment and fixtures, fans and switchboards; all telephone equipment; all piping, tubing, plumbing equipment and fixtures; all heating, refrigeration, air conditioning, cooling, ventilating, sprinkling, water, power and communications equipment, systems and apparatus; all water coolers and water heaters; all fire prevention, alarm and extinguishing systems and apparatus; all cleaning equipment; all lift, elevator and escalator equipment and apparatus; all partitions, shades, blinds, awnings, screens, screen doors, storm doors, exterior and interior signs, gas fixtures, stoves, ovens, refrigerators, garbage disposals, dishwashers, cabinets, mirrors, mantles, floor coverings, carpets, rugs, draperies and other furnishings and furniture installed or to be installed or used or usable in the operation of any part of the Project or facilities erected or to be erected in or upon the Property; and every renewal or replacement thereof or articles in substitution therefor, whether or not the same are now or hereafter attached to the Property in any manner; all except for any right, title or interest therein owned by any tenant (it being agreed that all personal property owned by the Debtor and placed by it on the Property shall, so far as permitted by law, be deemed to be affixed to the Property, appropriated to its use, and covered by the each of the Security Documents to which this Exhibit is attached).

3. All of the Debtor's rights, title and interest in and to any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation (collectively, the "Awards") heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of (i) any taking of the Property or any part thereof by the exercise of the power of condemnation or eminent domain, or the police power, (ii) any change or alteration of the grade of any street, or (iii) any other injury or decrease in the value of the Property or any part thereof (including but not limited to destruction or decrease in value by fire or other casualty), all of which Awards, rights thereto and shares therein are hereby assigned to the Secured Party, who is hereby authorized to collect and receive the proceeds thereof and to give property receipts and acquittances therefor and to apply, at its option, the net proceeds thereof, after deducting expenses of collection, as a credit upon any portion, as selected by the Secured Party, of the indebtedness secured by the Security Documents.

4. All of the Debtor's right, title and interest in and to any and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same from any and all insurance policies covering the Property or any portion thereof, or any of the other property described herein.

5. The interest of the Debtor in and to all of the rents, royalties, issues, profits, revenues, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or agreement pertaining thereto, and all right, title and interest of the Debtor in and to, and remedies under, all contract rights, accounts receivable and general intangibles arising out of or in connection with any and all leases and subleases of the Property, or any part thereof, and of the other property described herein, or any part thereof, both now in existence or hereafter entered into, together with all proceeds (cash and non-cash) thereof; and including, without limitation, all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder.

6. All of the Debtor's rights, options, powers and privileges in and to (but not the Debtor's obligations and burdens under) any construction contract, architectural and engineering agreements and management contract pertaining to the construction, development, ownership, equipping and management of the Property and all of the Debtor's right, title and interest in and to (but not the Debtor's obligations and burdens under) all architectural, engineering and similar plans, specifications, drawings, reports, surveys, plats, permits and the like, contracts for construction, operation and maintenance of, or provision of services to, the Property or any of the other property described herein, and all sewer taps and allocations, agreements for utilities, bonds and the like, all relating to the Property.

7. All intangible personal property, accounts, licenses, permits, instruments, contract rights, and chattel paper of the Debtor, including but not limited to cash; accounts receivable; bank accounts; certificates of deposit; securities; promissory notes; rents; rights (if any) to amounts held in escrow; insurance proceeds; condemnation rights; deposits; judgments, liens and causes of action; warranties and guarantees.

8. The interest of the Debtor in any cash escrow fund and in any and all funds, securities, instruments, documents and other property which are at any time paid to, deposited with, under the control of, or in the possession of the Secured Party, or any of its agents, branches, affiliates, correspondents or others acting on its behalf, which rights shall be in addition to any right of set-off or right of lien that the Secured Party may otherwise enjoy under applicable law, regardless of whether the same arose out of or relates in any way, whether directly or indirectly, to the Project located upon the Property.

9. The interest of the Debtor in and to any and all funds created or established and held by the Trustee pursuant to any indenture of trust or similar instrument authorizing the issuance of bonds or notes for the purpose of financing the Project located upon the Property.

10. Any collateral provided by the Debtor or for its account to each and every issuer of a letter of credit, subject to the prior claim of the issuer of any such letter of credit to such collateral.

11. All inventory, including raw materials, components, work-in-process, finished merchandise and packing and shipping materials.

12. Proceeds, products, returns, additions, accessions and substitutions of and to any or all of the above.

13. Any of the above arising or acquired by the Debtor or to which the Debtor may have a legal or beneficial interest in on the date hereof and at any time in the future.

14. Any of the above which may become fixtures by virtue of attachment to Property.

15. All of the records and books of account now or hereafter maintained by or on behalf of the Debtor in connection with the Project.

16. All names now or hereafter used in connection with the Project and the goodwill associated therewith.


                                      -2-